UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

Akari Therapeutics, Plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Boston Wharf Road FL 7

Boston, MA 02210

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 2,000 Ordinary Shares	AKTX	The Nasdaq Capital Market
Ordinary Shares, par value $0.0001 per share*

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 13, 2024, Akari Therapeutics, Plc (“Akari”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors, including Akari’s Chairman, Dr. Ray Prudo, and a director and Interim President and Chief Executive Officer of Akari, Dr. Samir R. Patel, pursuant to which Akari agreed to sell and issue in a private placement (the “Private Placement”) an aggregate of 1,713,402 unregistered American Depository Shares (“ADSs”), each representing 2,000 of Akari’s ordinary shares (the “Akari Ordinary Shares”), and Series D Warrants (the “Warrants”) to purchase up to 1,713,402 ADSs, at a per unit price of (i) $1.70 per ADS and Warrant for all investors other than Drs. Patel and Prudo, (ii) $2.385, which is equal to the consolidated closing bid price of the ADSs on The Nasdaq Stock Market on November 12, 2024 plus $0.125 for Drs. Patel and Prudo, for aggregate gross proceeds of $3.2 million. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Private Placement is expected to close shortly after the closing of the Merger (as defined below), subject to the satisfaction of customary closing conditions.

The Warrants have a term of three years from the closing date of the Private Placement and have cashless exercise provisions. The Warrants have an exercise price of $2.26 per ADS, which is equal to the Nasdaq official closing price of Akari’s ADSs on the Nasdaq Capital Market on November 12, 2024. The warrants issued to Dr. Patel and Dr. Prudo are immediately exercisable and the warrants issued to each of the other investors will be exercisable six months after issuance.

Akari paid Paulson Investment Company, LLC (“Paulson”) and Chardan Capital Markets, LLC (“Chardan”, together with Paulson, the “Placement Agents”) (i) with respect to Paulson, a cash fee equal to 7.0% (or 3.5% for any investor that is a director or affiliate of Akari), and (ii) with respect to Chardan, a cash fee equal to 3.5%, in each case of the aggregate purchase price for the ADSs and Warrants sold in the Private Placement.

Pursuant to the Purchase Agreement, Akari has agreed to prepare and file a registration statement on Form S-3 with the Securities and Exchange Commission within 30 days of the closing of the Private Placement to register the resale of the ADSs (including ADSs issuable upon exercise of the Warrants) purchased pursuant to the Purchase Agreement.

The securities to be issued to the purchasers under the Purchase Agreement were offered in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. Akari relied on this exemption from registration based in part on representations made by the purchasers, including that each purchaser is an “accredited investor”, as defined in Rule 501(a) promulgated under the Securities Act.

The offer and sale of the securities pursuant to the Purchase Agreement have not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein or therein.

The foregoing summary of the terms of the Warrants and the Purchase Agreement is subject to, and qualified in its entirety to the full text of such agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 14, 2024, Akari completed the previously announced strategic combination (the “Closing”) contemplated by that Agreement and Plan of Merger by and among Akari, Peak Bio, Inc. (“Peak Bio”) and Pegasus Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Akari (“Merger Sub”) as amended by that certain side letter dated August 15, 2024 (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub was merged with and into Peak Bio (the “Merger”), with Peak Bio surviving the Merger as a wholly owned subsidiary of Akari.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Peak Bio common stock, par value $0.0001 per share (the “Peak Common Stock”) (other than (x) shares of Peak Common Stock held by Peak Bio as treasury stock, or shares of Peak Common Stock owned by Akari, Merger Sub or any direct or indirect wholly owned subsidiaries of Akari and (y) Dissenting Shares (as defined in the Merger Agreement)), was converted into the right to receive Akari ADSs representing a number of Akari Ordinary Shares equal to 0.2935 (the “Exchange Ratio”), each such share duly and validly issued against the deposit of the requisite number of Akari Ordinary Shares in accordance with the Deposit Agreement (as defined in the Merger Agreement). The Exchange Ratio was calculated in accordance with the terms of the Merger Agreement and is such that the total number of shares of Akari ADSs issued in connection with the Merger is approximately 48.40% of the outstanding shares of Akari on a fully diluted basis.

At the Effective Time, each warrant to purchase capital stock of Peak Bio (“Peak Warrant”) that was outstanding immediately prior to the Effective Time was converted into and exchangeable for warrants to purchase a number of Akari Ordinary Shares or Akari ADSs, as determined by Akari (each, an “Adjusted Warrant”), on substantially similar terms and subject to substantially similar conditions as were applicable to such Peak Warrant immediately prior to the Effective Time, except (i) for terms rendered inoperative by reason of the transactions contemplated by the Merger Agreement, (ii) as provided in the following sentence and (iii) such amendments to the terms of the Adjusted Warrants as are necessary to comply with applicable Law (as defined in the Merger Agreement). The number of Akari Ordinary Shares (or the number of Akari Ordinary Shares underlying Akari ADSs, as applicable) subject to each Adjusted Warrant is equal to the number of shares of Peak Common Stock issuable upon exercise of such Peak Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, with any fractional Akari Ordinary Shares or Akari ADSs rounded down to the nearest whole Akari Ordinary Share or Akari ADS, as applicable, and the exercise price with respect to each Akari Ordinary Share (or each Akari Ordinary Share underlying Akari ADSs, as applicable) underlying such Adjusted Warrant equal to the exercise price of such Peak Warrant immediately prior to the Effective Time divided by the Exchange Ratio.

At the Effective Time, each option to acquire shares of Peak Common Stock (“Peak Option”) that was outstanding and unexercised immediately prior to the Effective Time, whether or not vested, was assumed and converted into an option to purchase a number of Akari ordinary shares or Akari ADSs, as determined by Akari (each, an “Adjusted Option”). The number of Akari Ordinary Shares (or the number of Akari Ordinary Shares underlying Akari ADSs, as applicable) subject to the Adjusted Option is equal to the product of (i) the total number of shares of Peak Common Stock subject to such Peak Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, with any fractional Akari Ordinary Shares or Akari ADSs rounded down to the nearest whole Akari Ordinary Share or Akari ADS, as applicable, and the exercise price per share of each Adjusted Option equal to the exercise price of such Peak Option immediately prior to the Effective Time divided by the Exchange Ratio.

The issuance of Akari Ordinary Shares, which are represented by Akari ADSs, in connection with the Merger were registered under the Securities Act, pursuant to a registration statement on Form S-4 (File No. 333-282127) filed by Akari with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 11, 2024.

The parties to the Merger Agreement have agreed that the Private Placement described in Item 1.01 of this Current Report on Form 8-K satisfies the conditions set forth in Sections 7.2(e) and 7.3(e) of the Merger Agreement.

The foregoing is a general description of the Merger and Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which filed as Exhibit 2.1 of this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement, which is attached as Exhibit 2.1, has been described above to provide investors and Akari shareholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Akari, Merger Sub or Peak Bio or any of their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact, but rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by Akari’s shareholders or Peak Bio’s stockholders. In reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or conditions of Akari, Merger Sub or Peak Bio or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Akari and Peak Bio publicly file with the SEC.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on October 4, 2024, Akari received a delisting determination letter (“Delisting Determination Letter”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Capital Market (“Nasdaq”) notifying Akari that it did not meet the terms of an extension granted by Nasdaq to regain compliance with the minimum $2,500,000 stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b) (the “Stockholders’ Equity Requirement”). The Delisting Determination Letter stated that unless Akari requests a hearing before a Nasdaq Hearing Panel (“Panel”) by October 8, 2024, trading of the Akari ADSs will be suspended.

On October 8, 2024, Akari requested a hearing before the Panel and such request for a hearing automatically stayed any suspension/delisting action by the Staff at least until the hearing process concludes and any extension granted by the Panel expires.

As of the date of this Current Report on Form 8-K, Akari believes that it has stockholders’ equity above the $2.5 million requirement and has regained Compliance with the Stockholders’ Equity Requirement upon the Closing of the Merger.

Nasdaq will continue to monitor Akari’s ongoing compliance with the Stockholders’ Equity Requirement and, if at the time of Akari’s next periodic report, Akari does not evidence compliance, Akari may be subject to delisting.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the unregistered securities described herein is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In connection with the Merger and effective as of the Effective Time, Wa’el Hashad and Donald Williams resigned as directors of Akari and any committees thereof. The decision to resign by each of Messrs. Hashad and Williams was not the result, in whole or in part, of any disagreement with Akari, its management team, or the board of directors of Akari (the “Akari Board”), on any matter relating to Akari operations, policies or practices. At the time of resignation, Mr. Hashad served on the Audit Committee and Nominating and Corporate Governance Committee of the Akari Board and Mr. Williams served on the Nominating & Corporate Governance Committee, as well as the chair of the Audit Committee and the Compensation Committee.

Appointment of Directors

As previously disclosed, effective as of the Effective Time and pursuant to the terms of the Merger Agreement, the Akari Board appointed Hoyoung Huh, M.D., Ph. D, James Neal and Sandip Patel, each of whom were members of the board of directors of Peak Bio, to serve as directors for a term commencing upon the Effective Time. Each of Dr. Huh and Messrs. Neal and Patel will be appointed as Class A Directors, for an initial term expiring at Akari’s 2025 Annual General Meeting of shareholders or until their respective successor is duly elected and qualified or until their respective earlier resignation, death or removal.

The Akari Board appointed Dr. Huh to serve on the Nominating and Corporate Governance Committee, Mr. Neal to serve on the Audit Committee and the Compensation Committee and Mr. Patel to serve on the Audit Committee and Compensation Committee. Following the Merger, the composition of the committees for the Akari Board is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sandip Patel	James Neal	Michael Grissinger
Michael Grissinger	Robert Bazemore	Raymondo Prudo-Chlebosz, M.D.
James Neal	Sandip Patel	Hoyoung Huh, M.D.

Additionally, pursuant to the approval of the proposal to approve the appointment of Dr. Huh. as the non-executive chairman of the Akari Board, contingent upon and effective as of the Effective Time at the Akari General Meeting held on November 7, 2024, Dr. Huh will serve as the non-executive chairman of the Akari Board as of the Effective Time.

The Akari Board has determined that each of Dr. Huh and Messrs. Neal and Patel is independent under the applicable Nasdaq listing rules. There are no arrangements or understandings between each of Dr. Huh and Messrs. Neal and Patel and any other person pursuant to which each such person was selected as a director. There are no related party transactions between the Akari and each of Dr. Huh and Messrs. Neal and Patel (or any of their respective immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. None of Dr. Huh or Messrs. Neal and Patel has any family relationships with any of Akari’s directors or executive officers.

Each of Dr. Huh and Messrs. Neal and Patel will participate in the standard non-employee director compensation arrangements described under the heading “Director Compensation” contained in Akari’s proxy statement filed with the SEC on June 3, 2024.

Item 7.01 Regulation FD Disclosure.

On November 14, 2024, Akari issued a press release announcing the consummation of the Merger, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial statements of Peak Bio are not required to be filed in this Current Report on Form 8-K because substantially the same information that would otherwise be required under this Item 9.01(a) was previously filed with Akari’s Registration Statement on Form S-4/A (the “Registration Statement”) filed by Akari with the SEC on October 9, 2024 and declared effective on October 11, 2024.

(b) Pro forma financial information.

Pro forma financial information is not required to be filed in this Current Report on Form 8-K because substantially the same information that would otherwise be required under this Item 9.01(b) was previously filed with the Registration Statement, however in connection with the final determination of the Exchange Ratio, the unaudited pro forma condensed combined financial information of Akari and Peak Bio for the six months ended June 30, 2024 and the year ended December 31, 2023 each reflecting the final Exchange Ratio is filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1*

Agreement and Plan of Merger, dated as of March 4, 2024, by and among Akari Therapeutics, Plc, Peak Bio, Inc. and Pegasus Merger Sub, Inc. (as incorporated by reference to Exhibit 2.1 on Akari’s Current Report on Form 8-K filed with the SEC on March 5, 2024)

2.2

Side Letter Agreement re: Extension of Merger Agreement Termination Date, dated August 15, 2024, by and among Akari Therapeutics, Plc, Pegasus Merger Sub, Inc. and Peak Bio, Inc. (as incorporated by reference to Exhibit 10.5 on Akari’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 19, 2024)

4.1	Form of Series D Warrant

10.1	Form of Securities Purchase Agreement, dated November 13, 2024, by and among Akari Therapeutics, Plc and the purchasers party thereto

99.1	Press Release Issued November 14, 2024

99.2	Unaudited pro forma condensed combined financial information of Akari and Peak Bio for the six months ended June 30, 2024 and the year ended December 31, 2023

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Such excluded information is not material and the registrant customarily and actually treats it as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: November 14, 2024	By:	/s/ Samir R. Patel, M.D.
Samir R. Patel, M.D.
Interim President and Chief Executive Officer